Exhibit 99.1

Teradyne Announces Third Quarter Results

Business Editors/Technology Writers

BOSTON—(BUSINESS WIRE)—Oct. 19, 2004—Teradyne, Inc. reported sales of $457.8 million for the third quarter of 2004, and net income of $41.1 million, or $0.21 per share. Net orders for the quarter were $284.1 million.

“Our customers sharply lowered their capital spending in the third quarter, resulting in a significant reduction in our orders compared with the second quarter,” said Mike Bradley, Teradyne’s President and CEO. “We’re responding to this by lowering our shipment plan and reducing our costs in the fourth quarter. At the same time, we’re maintaining our investments in new products and customer support. Our guidance for the fourth quarter is for sales to be between $360 and $380 million, with earnings per share of between break-even and four cents.”

Conference Call/Webcast

Teradyne will be conducting its conference call tomorrow, October 20, 2004, at 10:00 a.m. E.D.T. The call will be webcast at www.teradyne.com (click on “Investors”). A replay will be available via phone starting at Noon E.D.T. and continuing through November 3, 2004. The replay may be accessed by calling 1-800-642-1687 in the US and Canada, or 706-645-9291 outside the US and Canada, and providing conference code 1164207, or by visiting www.teradyne.com and clicking on “Investors” for a link to the replay.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment, and interconnection systems. The company’s products deliver competitive advantage to the world’s leading semiconductor, electronics, automotive and network systems companies. In 2003, Teradyne had sales of $1.4 billion, and currently employs about 6300 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the US and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

This release contains statements regarding expected future revenues and earnings and future market conditions which are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Teradyne’s actual results to differ materially from those projected in the forward-looking statements. There can be no assurance that such estimates of future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions, including market demand for electronics and the current downturn in the semiconductor industry; reductions or delays in capital investment by our customers; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; the “hockey-stick” pattern of sales resulting in a disproportionately large percentage of total quarterly sales occurring in the last month and weeks of each quarter; the historically cyclical nature and volatility of the markets that Teradyne serves; war or the threat of terrorist attacks; disruptions or delays in Teradyne’s supply chain; new product development introductions and transitions and any delays; uncertainty of customer acceptance of new product offerings including the timing, price and mix of new product acceptance; competitive pressures including new products, pricing and gross margin pressures; the effectiveness of our implementation of cost cutting and expense control measures, including facility consolidations, employee reductions, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing and engineering activities; insufficient, excess or obsolete inventory; disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; incoming quality of components or raw materials; the impact of our ability to manage the effects of past or future acquisitions or divestitures; the class action securities litigation brought against Teradyne and any other material litigation against Teradyne; the increase in our debt service obligations and debt to capital ratio resulting from our issuance of $400 million aggregate principal amount of senior convertible notes in 2001; the availability of additional financing; Teradyne’s obligations in the event of a change of control; the impact of being required to account for stock options as an expense; the ability to attract and retain key employees; the risks of potential environmental liability; the risks of operating internationally which include political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets; and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission including, but not limited to, Teradyne’s annual report on Form 10-K for the period ending December 31, 2003 and quarterly reports on Form 10-Q including that for the quarter ended July 4, 2004. The “forward-looking statements” included herein are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2004

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:		Nine Months Ended:
	10/3/04	9/28/03	10/3/04	9/28/03
Net Revenues	$457,800	$329,172	$1,414,866	$995,277
Cost of Revenues	269,344	230,622	823,807	724,013

Gross Profit	188,456	98,550	591,059	271,264
Operating Expenses:
Engineering and Development	67,243	61,248	198,851	193,637
Selling and Administrative	70,270	60,062	206,503	188,976
Restructuring and Other Charges	(46)	23,330	236	56,194
Gain on Sale of Business	—	—	(865)	—

Operating Expenses	137,467	144,640	404,725	438,807
Income/(Loss) From Operations	50,989	(46,090)	186,334	(167,543)
Interest Income	3,784	3,510	10,845	10,988
Interest Expense	(4,696)	(5,502)	(14,223)	(16,315)
Other Income and Expense, Net	—	(3,232)	1,277	(4,531)

Income/(Loss) Before Income Taxes	50,077	(51,314)	184,233	(177,401)
Income Tax Expense (1)	8,928	2,200	22,344	5,100

Net Income/(Loss)	$41,149	$(53,514)	$161,889	$(182,501)

Income/(Loss) per Common Share—Basic and Diluted:

Net Income/(Loss) per Common Share—Basic	$0.21	$(0.28)	$0.83	$(0.98)

Shares used in calculation of Net Income/(Loss) per Common Share—Basic	194,128	189,479	193,998	186,611

Net Income/(Loss) per Common Share—Diluted	$0.21	$(0.28)	$0.81	$(0.98)

Shares used in calculation of Net Income/(Loss) per Common Share—Diluted (2)	195,751	189,479	213,137	186,611

Gross Orders	$294,512	$337,025	$1,403,913	$943,549

Net Orders	$284,060	$336,304	$1,393,244	$929,926

(1)	Income Tax Expense for the quarter ended October 3, 2004 includes a $3 million IRS Settlement charge related to the closing out of the audits for tax years 1999 through 2001, and an increase in the estimated annual tax rate from 10% to 10.5%.

(2)	Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter. Accordingly, for the quarter ended October 3, 2004, diluted shares do not assume the conversion of the convertible debentures as the effect on EPS would be anti-dilutive. Diluted shares for the nine months ended October 3, 2004 assumes the conversion of the convertible debentures, as the effect of the conversion on EPS would be dilutive. Accordingly, 15.2 million shares have been included in diluted shares and net interest expense of $11.1 million has been added back to net income for the diluted earnings per share calculation.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	10/3/04	12/31/03
Assets
Cash and Cash Equivalents	$264,019	$228,444
Marketable Securities	86,215	60,974
Accounts Receivable	255,519	229,532
Inventories	292,064	214,934
Other Current Assets	33,914	35,393

	931,731	769,277
Net Property, Plant and Equipment	546,826	544,369
Long-term Marketable Securities	325,385	296,618
Goodwill	116,176	118,203
Intangible and Other Assets	48,541	56,895

	$1,968,659	$1,785,362

Liabilities
Notes Payable—Banks	$7,081	$7,272
Current Portion of Long-term Debt	302	310
Accounts Payable	85,315	74,097
Accrued Employees' Compensation and Withholdings	93,589	91,244
Deferred Revenue and Customer Advances	36,624	25,391
Other Accrued Liabilities	70,227	75,125
Income Taxes Payable	19,012	7,376

	312,150	280,815
Pension Liability	76,373	93,878
Other Long-term Liabilities	47,437	53,441
Convertible Senior Notes (3)	391,500	400,000
Other Long-term Debt	7,364	7,658

	834,824	835,792
Shareholders' Equity	1,133,835	949,570

	$1,968,659	$1,785,362

(3)	During the quarter ended October 3, 2004, $8.5 million of the Convertible Senior Notes were purchased on the open market. No gain was recognized on the purchase of the Notes.

For press releases and other information of interest to investors, please visit Teradyne's homepage on the World Wide Web at http://www.teradyne.com.

Contact:    Teradyne, Inc.

Tom Newman, 617-422-2425